MILLER AND MCCOLLOM
                         Certified Public Accountants
                      3900 East Mexico Avenue, Suite 504
                         Denver, Colorado 80210-3943
(303) 759-9373                                              FAX (303) 758-8052

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Universal Capital Corporation on Form S-8 of our report dated May 23, 1995, appearing in the Annual Report on Form 10-KSB of Universal Capital Corporation for fiscal year ended February 28, 1995, and to the use of our name as it appears under the caption "Experts".

MILLER AND MCCOLLOM

/s/ Miller & McCollom

Denver, Colorado
April 30, 1996